SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

LMP REAL ESTATE INCOME FUND INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VOTE NOW ON YOUR WHITE PROXY CARD

YOUR VOTE IS IMPORTANT

LMP REAL ESTATE INCOME FUND INC.

620 Eighth Avenue

New York, New York 10018

May 15, 2015

DEAR STOCKHOLDER:

As we promised, we will continue to update you on any new developments and ensure that you always know the truth about LMP Real Estate Income Fund Inc. and your investment in the Fund. On Tuesday, May 12, 2015, ISS, an independent global leading provider of corporate governance solutions, announced its support of your Board and recommends voting FOR your Fund’s nominees on the WHITE proxy card.

The dissident stockholder Bulldog recently sent a communication to stockholders painting a “too good to be true” picture regarding a quick profit to be made by all. The TRUTH is that Bulldog is misleading stockholders in a last ditch desperate attempt to entice you into voting for its agenda. The TRUTH is that speculators like Bulldog are looking to make a quick windfall at the expense of long-term investors like YOU. Bulldog continues to spin a story designed to benefit Bulldog.

LET’S LOOK AT THE FACTS:

1. Self-tender offers do not generally offer to purchase 100% of the shares. Rather, they are for a much smaller percentage of shares outstanding, typically in a range limited to 10% to 30% of the shares outstanding.

2. Bulldog is pushing for the self-tender so that Bulldog can sell out. As a large holder, Bulldog knows that it would be able to sell more shares than you could even if a tender limit is reached.

3. If a self-tender is approved, your Fund will likely be forced to sell strategic investments at what could be “fire sale” prices in order to pay Bulldog for the tendered shares. This will harm the value of your investment and may negatively affect the stock price in the future.

4. A self-tender offer can also result in reduced earnings available for future distributions paid by your Fund.

•	Please remember that every vote is important. Support the Board’s nominees by voting and returning the WHITE proxy card in the return envelope provided TODAY.

•	If you have any questions regarding the stockholder meeting or voting your WHITE proxy card please call D.F. King toll free at (866) 751-6313.

•	You should NOT send in the dissident’s green proxy card – it will CANCEL the vote for your Board’s nominees.

ISS RECOMMENDS SUPPORTING YOUR FUND’S NOMINEES

We are not alone in looking out for your best interests. Institutional Shareholder Services (ISS) is the world’s leading provider of corporate governance solutions. ISS reviewed Bulldog’s nominees for election as directors and its proposal to commence a self-tender. ISS recommends voting FOR your Fund’s nominees and against Bulldog’s agenda.

BULLDOG’S SHORT-TERM AGENDA

Your Fund is not designed to be an investment for short-term traders. There is a reason why your financial advisor recommended this investment or why you have invested in it on your own. We are sure it was for stable monthly income and investment appreciation. Bulldog continues to fight for a short-term financial gain for itself to the detriment of other stockholders.

The stockholder meeting is on May 29, 2015. Please continue to support your Board and management team. It is imperative that you sign, date and mail your WHITE Proxy card today.

Sincerely,

KENNETH D. FULLER
CHAIRMAN OF THE BOARD

On March 27, 2015, the Fund filed with the Securities and Exchange Commission (SEC) and began mailing to stockholders a notice of annual meeting and a definitive proxy statement, together with a White Proxy Card that can be used to elect the Board’s three current incumbent nominees. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS ARE URGED TO READ THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE FUND AND THE UPCOMING MAY 29, 2015 ANNUAL MEETING OF STOCKHOLDERS. Stockholders can obtain additional copies of the notice of annual meeting and proxy statement and other documents filed by the Fund with the SEC when they become available, by contacting the Fund, 620 Eighth Avenue, New York, New York 10018, or by calling 1-888-777-0102. You may also visit the Fund’s Web site at www.lmcef.com. Additional copies of the proxy materials will be delivered promptly upon request. Free copies of these materials can also be found on the SEC’s Web site at http://www.sec.gov.